Exhibit 10.47(b)

SCHEDULE OF PURCHASERS

Subscribed Units Purchased by the Subscriber Pursuant to the Subscription Agreement
dated August 15, 2008

Subscriber	Number of Series A Incentive Units	Capital Contribution for Series A Incentive Units	Number of Series A Performance Units	Capital Contribution for Series A Performance Units
Howard, Walter	5,157.00	515.70	8,065.00	806.50
Lowe, Christopher	1,626.00	162.60	4,959.00	495.90
Mandli, Daniel	813.00	81.30	2,478.00	247.80

Subscriber	Number of Series B Incentive Units	Capital Contribution for Series B Incentive Units	Number of Series B Performance Units	Capital Contribution for Series B Performance Units
Howard, Walter	58,889.00	5,888.90	29,445.00	2,944.50
Lowe, Christopher	35,541.00	3,554.10	17,771.00	1,777.10
Mandli, Daniel	3,765.00	376.50	2,049.00	204.90